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                                                                     EXHIBIT 2.9

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into this 6th day of October, 2000 by and among World Access, Inc., a Delaware corporation ("WAXS"), STI Merger Co., a Delaware corporation ("Merger Sub"), and STAR Telecommunications, Inc., a Delaware corporation ("STAR").

                              W I T N E S S E T H:

    WHEREAS, the parties hereto have previously entered into an Agreement and Plan of Merger, dated as of February 11, 2000, as amended by that certain First Amendment to Agreement and Plan of Merger among such parties, dated as of June 7, 2000 (as so amended, the "Merger Agreement"); and

    WHEREAS, WAXS, Merger Sub and STAR have agreed to further amend the Merger Agreement, as provided in this Amendment;

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1. Section 7.1(d) of the Merger Agreement is hereby amended by changing the date "September 30, 2000" therein to "December 31, 2000".

2. Except as expressly set forth in this Amendment, the Merger Agreement shall not be amended, revised or changed in any respect whatsoever and shall remain in full force and effect.

3. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby.

4. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]
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    IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the date indicated on the first page hereof.

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
                                                       WAXS:
                                                       WORLD ACCESS, INC.

                                                       By:               /s/ W. TOD CHMAR
                                                            -----------------------------------------
                                                                           W. Tod Chmar
                                                                     EXECUTIVE VICE PRESIDENT
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
                                                       MERGER SUB:
                                                       STI MERGER CO.

                                                       By:               /s/ W. TOD CHMAR
                                                            -----------------------------------------
                                                                           W. Tod Chmar
                                                                            PRESIDENT
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
                                                       STAR:
                                                       STAR TELECOMMUNICATIONS, INC.

                                                       By:         /s/ CHRISTOPHER E. EDGECOMB
                                                            -----------------------------------------
                                                                     Christopher E. Edgecomb
                                                                     CHIEF EXECUTIVE OFFICER
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